Joinder Agreement

This Joinder Agreement (the “Agreement”) is made and entered into as of March 22, 2018, by Gold Torrent (Canada) Inc., a British Columbia corporation (“Additional Guarantor”).

Recitals

Gold Torrent, Inc., a Nevada corporation (“GTOR US”), executed a Guarantee dated February 13, 2017 in favor of CRH Funding II PTE. LTD. (“CRH”), a Singapore private limited company to secure certain Obligations (as defined in the Guarantee) owing by Alaska Gold Torrent LLC to CRH (as the same may be amended, restated or modified from time to time, the “Guarantee”).

Also on February 13, 2017, GTOR US executed a Security and Pledge Agreement in favor of CRH Funding and CRH Mezzanine PTE. LTD., a Singapore private limited company (together with CRH Funding, “CRH”) to secure obligations owing under the Transaction Documents (as defined in the Security Agreement) to CRH (as the same may be amended, restated or modified from time to time, the “Security Agreement”).

GTOR US entered into a certain Agreement and Plan of Merger (the “Merger Agreement”) dated October 19, 2017 by and among GTOR US, Additional Guarantor, and GTOR US Merger Co., a Nevada corporation, pursuant to which all outstanding shares of common stock of GTOR US were converted into common shares in Additional Guarantor on a one-for-one basis and GTOR US became a wholly-owned subsidiary of Additional Guarantor (the “Redomicile Transaction”).

In connection with the Redomicile Transaction, CRH, GTOR US and GTOR Canada intend to execute this Joinder Agreement to make Additional Guarantor a Guarantor under the Guarantee and a Grantor under the Security Agreement.

Agreement

For good and valuable consideration, receipt of which is hereby acknowledged, Additional Guarantor agrees as follows:

1. Additional Guarantor to Guarantee. Additional Guarantor hereby agrees (i) to become a Guarantor under the Guarantee and to be bound by all of the terms and provisions of, and to make all of the representations and warranties under, the Guarantee, as if it had executed the Guarantee and shall have the obligations of a Guarantor thereunder; and (ii) that each reference to a Guarantor in the Guarantee and any other document relating thereto shall also mean and be a reference to Additional Guarantor. Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions in the Guarantee and any other document relating thereto.

2. Additional Grantor to Security Agreement. Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Additional Guarantor will be deemed to be a Grantor under the Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement. Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing, Additional Guarantor hereby grants to CRH a continuing security interest in, and a right of set off against, any and all right, title and interest of Additional Guarantor in and to the Collateral (as defined in the Security Agreement) of Additional Guarantor to secure all of the present and future debts, obligations, and liabilities of whatever nature as more specifically set forth in the Security Agreement, including but not limited to Section 2 of the Security Agreement.

3. Representations and Warranties of Additional Guarantor. Additional Guarantor hereby represents and warrants to CRH that as of the date of this Agreement, (a) the Schedules set forth in the Security Agreement and attached hereto are true and correct in all material respects as relates to Additional Guarantor; (b) Additional Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized; and (c) Additional Guarantor and each of its affiliates have all requisite corporate power and authority to (i) execute and deliver this Agreement and each document contemplated herein to which it is a party and to perform its obligations hereunder and thereunder, (ii) guarantee the obligations as contemplated in the Guarantee and (iii) grant the security interests and pledge its interest in the Collateral as contemplated in the Security Agreement.

4. Guarantee and Security Agreement Remain in Full Force and Effect. The Guarantee and Security Agreement continue in full force and effect and remain unchanged, except as specifically modified by this Agreement.

5. Notices. The address of Additional Guarantor for purposes of all notices and other communications is the address designated for GTOR US in the Guarantee and/or Security Agreement, or such other address as Additional Guarantor may from time to time notify CRH in writing.

6. Governing Law; Jurisdiction; Waiver of Jury Trial. The governing law, consent to jurisdiction and waiver of jury trial provisions set forth in the Guarantee and/or Security Agreement are incorporated herein by reference and shall govern this Agreement with respect to those issues and provisions.

7. Counterparts. Additional Guarantor agrees that this Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. Receipt by CRH of an executed copy of this Agreement by facsimile or electronic mail shall constitute conclusive evidence of execution and delivery of this Agreement by the signatory thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement and it becomes effective as of the first day and year set forth above.

Additional Guarantor:

GOLD TORRENT (CANADA) INC.

By:	/s/ Daniel Kunz
Daniel Kunz, Chief Executive Officer

Consented to By:

GOLD TORRENT, INC.

By:	/s/ Daniel Kunz
Daniel Kunz, Chief Executive Officer

Acknowledged and accepted:

CRH MEZZANINE PTE. LTD.

By:	/s/ Andrew Wehrley
Andrew Wehrley, Director

CRH FUNDING II PTE. LTD.

By:	/s/ Andrew Wehrley
Andrew Wehrley, Director

[Signature Page to Joinder]

SCHEDULE I

Pledged Equity Interests

Issuer of Interests	Holder of Interests	Number of Interests	Percentage of Ownership	Certificate Number	Class of Interest
Gold Torrent, Inc.	Gold Torrent (Canada) Inc.	1	100%	C-2	Common Stock

SCHEDULE II

Location of Collateral

Gold Torrent, Inc.

960 Broadway Avenue, Suite 530

Boise, Idaho 83706

Attn: Daniel Kunz

and

Davis Wright Tremaine LLP

865 S. Figueroa Street, Suite 2400

Los Angeles, California 90017

Attn: Andrew Bond

SCHEDULE III

Legal Names, Chief Executive Office, Organizational ID Number, Jurisdiction

Legal Name of Grantor	Chief Executive Office Location	Organizational ID Number	Jurisdiction of Organization
Gold Torrent (Canada) Inc.	960 Broadway Avenue, Suite 530 Boise, Idaho 83706	BC1122599	British Columbia

SCHEDULE IV

Deposit Accounts, Securities Accounts and Commodities Accounts

None.

SCHEDULE V

Promissory Notes, Chattel Paper, Other Instruments and Letter of Credit Rights

None.

SCHEDULE VI

Commercial Tort Claims

None.